CONSULTANT AGREEMENT

THIS AGREEMENT dated effective October 21, 2012 is made:

BETWEEN:

BLUTEK INNOVATIONS, CORP.
Rm1104, Crawford House
10 Queen’s Road Central, Hong Kong

(hereinafter referred to as the “Company")

AND:

Hugh Tze
Rm1104, Crawford House
10 Queen’s Road Central, Hong Kong

(hereinafter referred to as “Consultant")

1.           Consultation Services

The Company hereby engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement: The Consultant will provide the services of its representative, Mr. Hugh Tze, to act as the President, Secretary and Treasurer and as a member of the Board of Directors of the Company and consult with the other directors, officers and employees of the Company concerning matters relating to the business, development and fiduciary responsibilities the Company.

2.           Term of Agreement.

This Agreement will be for a one (1) year term commencing on October 21, 2012 and continuing through October 20, 2013.  After completion of the one year term, this Agreement will be continued on a month to month basis upon mutual agreement by both parties hereto.

3.           Termination

Either party may terminate this Agreement by giving the other party thirty (30) days written notice delivered by registered mail or confirmed email or facsimile.

4.           Place Where Services Will Be Rendered

The Consultant will perform most services in accordance with this Agreement from its headquarters or such other places as it deems appropriate. In addition, the Consultant will perform services via telephone and at such other places as designated as necessary by the Company to perform these services in accordance with this Agreement.

5.           Payment to Consultant

The Consultant will receive a fee in the amount of Three Thousand Dollars ($3,500) per month for work performed in accordance with this Agreement, payable on month end invoice. The Consultant will also receive 35,000,000 restricted shares of the Company’s common stock which will be issued on a quarterly basis at the rate of 8,750,000 shares at the end of each quarter, contingent on Consultant’s continued services hereunder at the end of each quarter.

In the event that travel is required, the Consultant can submit additional receipts regarding costs for such travel to the Company for reimbursement. The Consultant has the right to ask the Company for an advance payment to pay for certain disbursements that will be incurred on behalf of the Company.

The Consultant will be required to issue an invoice to the Company at the beginning of each month this Agreement is in effect.

6.           Independent Contractor

Both the Company and the Consultant agree that the Consultant will at all times act as an independent contractor in the performance of its duties under this Contract. Accordingly, the Consultant shall be solely responsible for payment of all taxes including federal, state, provincial and local taxes arising out of the Consultant's activities in accordance with this Agreement, including by way of illustration but not limitation, federal, state and provincial income tax, business tax, and any other taxes or business license fees as may be required to be paid.

7.           Confidential Information and Non-Competition

The Consultant agrees that any information received by it during the performance of its obligations pursuant to this Agreement or otherwise, regarding the business, financial, technological or other any other affairs of the Company or its personnel will be maintained by it as strictly confidential and will not be revealed by the Consultant to any other persons, firms, organizations or other entities whatsoever.   This covenant shall survive the termination of this Agreement.

The Consultant agrees that during the term of this Agreement and thereafter, it will not compete or attempt to compete with the business or technology of the Company or in any other respects whatsoever.

8.           Employment of Others

The Company may from time to time request that the Consultant arrange for the services of others. All costs to the Consultant for those services will be paid by the Company.

9.           Signatures

Both the Company and the Consultant agree to the above Contract.

10.           Entire Agreement

This Agreement contains the entire agreement between the parties hereto with respect to the Consultant’s engagement by the Company and supersedes any prior oral or written agreements or understandings with respect hereto.

11.           Notices

All notices, requests, demands, and other communications hereunder shall be in writing and shall be delivered personally, sent be recognized overnight courier or sent by registered or certified mail, return receipt requested, to the other parties hereto at its address as set forth above, and shall be deemed given when delivered, or if sent by registered or certified mail, five (5) days after mailing. Any party may change the address to which notices, requests, demands, and other communications hereunder shall be sent by sending written notice of such change of address to the other parties in the manner above provided.

12.           Successors and Assigns

Subject only to the terms of Paragraph 8, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the party hereto.

13.           Amendment

No amendment of any provision of the Agreement, or consent to any departure therefrom, shall be effective unless in writing and executed by both parties hereto.

14.           Waiver

The waiver by the Company of any breach of any term or condition of the Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition hereof.

15.           Severability

Each of the terms and provisions of this Agreement is to be deemed severable in whole or in part and, if any terms or provision or the application thereof in any circumstances should be invalid, illegal or unenforceable, the remaining terms and provisions or the application of such term or provision to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not be affected thereby and shall remain in full force and effect.

16.           Governing Law

This agreement and the enforcement thereof shall be governed and controlled in all aspect by the laws of the State of Nevada.

17.           Counterparts

This Agreement may be executed in one or more counterparts and all so executed shall constitute one agreement binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written notwithstanding its actual date of execution.

BLUTEK INNOVATIONS CORP.

By:           /s/ Hugh Tze
Name:     Hugh Tze - member of the Board of Directors

By:           /s/ Hugh Tze
Name:      Hugh Tze
Title: President, Secretary and Treasurer